Exhibit 10.25

Date:

Name of Officer:

As you know, participants in our fiscal year 2010 annual incentive plan are eligible to receive payment of a discretionary annual incentive award, as a scaled percentage of base salary, depending on our level of achievement of specified operating income goals for the year.  Annual incentive awards are typically determined by the compensation committee of our board of directors in February of the following year after our audited consolidated financial statements for the relevant fiscal year have been published.

We are pleased to announce that the compensation committee has determined to pay the annual incentive awards for fiscal year 2010 performance under a two-step process as described below and subject to the recipients’ agreeing to the following terms and conditions of payment.  Specifically, ninety percent (90%) of your estimated annual incentive award amount will be paid on or before December 31, 2010, with such amount to be determined based on our projected income from operations for fiscal year 2010 as reasonably estimated using the then-available information.  The balance, if any, of the annual incentive award amount earned will be paid in 2011 as soon as practicable after the audited consolidated financial statements for fiscal year 2010 have been published and the aggregate amount of the annual incentive award earned for fiscal year 2010 is determined.

The aggregate amount of your fiscal year 2010 annual incentive award will be determined based upon our income from operations for fiscal year 2010 as reported in our audited consolidated financial statements for fiscal year 2010.  Consequently, if the gross amount of the fiscal year 2010 annual incentive award payment paid to you before year end exceeds the aggregate amount of the award determined to have been earned by you based on the audited consolidated financial statements, you will be required to repay any excess amount to the company.  To facilitate any such repayment, to the extent that the repayment amount is not paid by you to the company via a check or wire transfer, the company will be entitled to offset any other compensation payable to you from the company until the overpayment has been recouped in full.

Notwithstanding anything in this letter agreement to the contrary, your annual incentive award shall not be deemed fully earned and vested, even if paid, to the extent the incentive award becomes subject to recoupment pursuant to the provisions of Section 304 of the Sarbanes-Oxley Act, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules promulgated under either such Act, and/or pursuant to the provisions of any clawback or recoupment policy adopted by the company, whether now or hereafter existing.

We hope you find this two-step payment process for the fiscal year 2010 annual incentive award helpful.  We do not know whether the two-step payment process will be followed for future year awards.  That determination will be made by the compensation committee on a year-by-year basis.

If you have questions regarding this payment process, you may contact our Chief Legal Officer, Matthew Jewell, at 404-362-2468 or at mjewell@forwardair.com.  Otherwise, please return a countersigned copy of this letter to his attention at Forward Air Corporation, 2750 South Point Drive, Forest Park, GA 30297 to acknowledge your agreement to the terms and conditions of payment of your fiscal year 2010 annual incentive award.  Please also keep a copy of this letter for your records.

                                        Kind regards,

                                        Bruce A. Campbell
                                        Chairman, President and
                                        Chief Executive Officer
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ACKNOWLEDGMENT:

By my signature below, I hereby acknowledge that I have read and understand the contents of this letter and agree that the receipt of any payment in connection with my fiscal year 2010 annual incentive award shall be subject to the terms and conditions described in this letter.

By: __________________________________      Date: _________________________